TRICO MARINE SERVICES, INC.
                         (a Delaware corporation)


                          UNDERWRITING AGREEMENT
                               May 23, 2000

                     4,500,000 Shares of Common Stock
                       (par value $0.01 per share)


Johnson Rice & Company L.L.C.
639 Poydras Street, Suite 2775
New Orleans, Louisiana 70113

Ladies and Gentlemen:

     Trico Marine Services, Inc., a Delaware corporation (the "Company"), confirms its agreement with Johnson Rice & Company L.L.C. (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of 4,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Securities"). The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-34466) covering the registration of the Securities under the Securities Act of 1933, as amended ("1933 Act"), including a related prospectus, and the registration statement has been declared effective by the Commission. The registration statement as amended at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933
Act), is hereinafter referred to as the "Registration Statement;" the prospectus as supplemented by the prospectus supplement relating to the sale of the Securities by the Underwriter in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any definition herein), and any reference to "amend," "amendment"

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

or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                                 SECTION 1
                      REPRESENTATIONS AND WARRANTIES

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriter as of the date hereof, and as of the Delivery Date referred to in Section 2 hereof, and agrees with the Underwriter, as follows:

          (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that the Registration Statement and any post-effective amendments thereto became effective and at the Delivery Date the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Delivery Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus. Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (3) FINANCIAL STATEMENTS. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated, and the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. Other than the historical financial statements (and schedules) included or incorporated by reference in the Registration Statement and Prospectus, no other historical financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein.

          (4) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in documents incorporated therein by reference, there has been no material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          (5) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (6) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company (each a "Subsidiary" and collectively the "Subsidiaries") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the other equity interests in each other Subsidiary are validly issued and fully paid; except as otherwise disclosed in the Registration Statement, all such shares and interests, as the case may be, are wholly owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

          (7) CAPITALIZATION. The authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company as of the Delivery Date, but before giving effect to the sale of the Securities contemplated hereby, will be, as set forth in Schedule A annexed hereto, which has been prepared from the books and records of the Company. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company.

          (8) OTHER SECURITIES. Except as disclosed in the Registration Statement or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or option.

          (9) AUTHORIZATION OF AGREEMENT AND BINDING EFFECT. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor's rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

          (10) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be as of the Delivery Date, validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus or in documents incorporated therein by reference, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely as a result of being such a holder; the issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has duly reserved a sufficient number of shares of Common Stock for issuance of the Securities pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

          (11) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and (except as contemplated by the Registration Statement or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, having jurisdiction over the Company or any Subsidiary (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect).

          (12) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent that could reasonably be expected to have a Material Adverse Effect.

          (13) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary that
(a) is required to be disclosed in the Registration Statement, (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (c) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or (d) are otherwise material in the context of the sale of the Stock; and no such actions, suits or proceedings are to the Company's knowledge threatened or contemplated.

          (14) EXHIBITS. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein that have not been so described and filed as required.

          (15) NASDAQ LISTING. The Company's Common Stock is authorized for quotation on the Nasdaq National Market System ("Nasdaq NMS"). The Company has filed an application to have the Securities traded on the Nasdaq NMS.

          (16) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (17) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory bodies necessary to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

          (18) PROPERTIES. The Company and the Subsidiaries have good and marketable title in fee simple to, or valid and enforceable leasehold interests in, all of their owned and leased real properties and good and marketable title to, or valid and enforceable leasehold interests in, all other material properties owned or leased by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or Prospectus or in documents incorporated by reference therein or (b) do not, singly or in the aggregate, have a Material Adverse Effect.

          (19) INSURANCE. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (20) TAXES. The Company and each of the Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or would not have a Material Adverse Effect.

          (21) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (22) ENVIRONMENTAL LAWS. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company and any of its Subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any of its Subsidiaries or into the environmental surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms "hazardous substances," and "hazardous wastes" shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

          (23) REGISTRATION RIGHTS. Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. Except as described in the Registration Statement or as otherwise disclosed to the Underwriter by the Company in a writing specifically referencing this Agreement, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the 1933 Act.

          (24) PATENTS, TRADEMARKS, ETC. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company to conduct its business as described in the Registration Statement and Prospectus, and the Company has not received notice of infringement of or conflict with, and knows of no such infringement of or conflict with, asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect.

          (25) INTERNAL ACCOUNTING. Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and
(iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, none of the Company, the Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or the Subsidiaries, or received or retained any funds, and no funds of the Company or the Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

     (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or any Subsidiaries that is delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty solely by the Company to the Underwriter as to the matters covered thereby.

                                 SECTION 2
                 SALE AND DELIVERY TO UNDERWRITER; CLOSING

     (a) SALE OF SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $8.685 per share, the Securities for an aggregate purchase price of $39,082,500, which represents a discount of 3.5% from the anticipated initial offering price to the public.

     (b) PAYMENT. Payment of the purchase price for, and the delivery of, the Securities shall be made at the offices of Johnson Rice &
Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m. (Central time) on May 26, 2000, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Delivery Date"). On the

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

Delivery Date, the Company shall deliver or cause to be delivered the Securities through the facilities of the Depository Trust Company ("DTC") for the account of the Underwriter, against payment of the purchase price therefor by wire transfer of immediately available funds to Wells Fargo Bank, ABA No.121000248, Operating Account number of Trico Marine Operators, Inc. 4911430635.

                                 SECTION 3
                         COVENANTS OF THE COMPANY

     The Company covenants with the Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter promptly, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, any or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or, upon request and to the extent reasonably available, will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

     (d) DELIVERY OF PROSPECTUS. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. I f at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriter, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not more than one year from the effective date of the Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement.

     (g) RULE 158. The Company will, as soon as practicable after the effective date of the Registration Statement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), make generally available to the Company's security holders and deliver to the Underwriter an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

     (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (i) RESTRICTION ON SALE OF SECURITIES. During a period of 30 days from the date hereof, the Company will not, and will cause its and its directors, executive officers, and beneficial owners of more than ten percent (10%) of the outstanding Common Stock to enter into letter agreements in form and substance satisfactory to the Underwriter and its counsel committing that they will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted under the current employee benefit plans of the Company, (C) the issuance by the Company of shares of Common Stock in exchange for or upon conversion of outstanding securities of the Company that are described in the Registration Statement or the Prospectus in accordance with their terms or (D) the issuance of shares of capital stock of the Company in connection with acquisitions made in the ordinary course of business.

     (j) COMPLIANCE WITH REGULATION M. The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, in violation of Regulation M under the 1934 Act (i) take, directly or indirectly prior to completion of the distribution contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Common Stock, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Common Stock, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

                                 SECTION 4
                            PAYMENT OF EXPENSES

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto,
(ii) the issuance and delivery of the Securities to the Underwriter, including any stock or other transfer taxes payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iii) the preparation and delivery to the Underwriter of copies of any preliminary prospectus, the Prospectus and any amendments or supplements thereto, (iv) the preparation and delivery to the Underwriter of copies of any Blue Sky Survey and any supplement thereto, including fees and disbursements of counsel for the Underwriter in connection therewith, (v) the fees and expenses of any transfer agent or registrar for the Securities, and (vi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq NMS. Except as provided herein, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the sale of Securities by it, and any expenses of advertising the offering of the Securities incurred by the Underwriter.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, unless such termination was pursuant to the condition set forth in Section 5(i) and the failure to satisfy such condition was solely attributable to the Underwriter.

                                 SECTION 5
                  CONDITIONS OF UNDERWRITER'S OBLIGATIONS

     The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof and in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS SUPPLEMENT. The Registration Statement has become effective and at the Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

     (b) OPINION OF COUNSEL FOR COMPANY. At the Delivery Date, the Underwriter shall have received the favorable opinion, dated as of such delivery date, of Jones, Walker, Waechter, Poitevent, Carr<e`>re & Den<e`>gre, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the Underwriter may reasonably accept. In giving the opinions described in Exhibit A, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Louisiana, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

     (c) OFFICERS' CERTIFICATE. At the Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries taken as a whole, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such delivery date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to such officer's knowledge are contemplated by the Commission.

     (d) ACCOUNTANT'S COMFORT LETTER. At the Delivery Date, the Underwriter shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Underwriter, stating the conclusions and findings of such firm with respect to the audited financial statements of the Company for the year ended December 31, 1999 included in the Registration Statement or Prospectus, or incorporated therein by reference, and other matters agreed to between PricewaterhouseCoopers LLP and the Underwriter.

     (e) APPROVAL OF LISTING. At the Delivery Date, the Securities shall have been authorized for quotation on, and is listed on, the Nasdaq NMS.

     (f) LOCK-UP AGREEMENTS. Each director and executive officer of the Company shall have executed and delivered to the Underwriter lock-up agreements containing substantially the same terms and conditions as are set forth in the first sentence of Section 3(j) hereof; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

     (g) ADDITIONAL DOCUMENTS. At the Delivery Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (h) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                                 SECTION 6
                              INDEMNIFICATION

     (a) INDEMNIFICATION OF UNDERWRITER. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and the Company shall reimburse the Underwriter and each controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter and each controlling person in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, or action under

(i), (ii) or (iii) above as such expenses are incurred; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED FURTHER that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense that results from the failure or alleged failure by the Underwriter to deliver a prospectus as required by the 1933 Act, or to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, liability, claim, damage, or action resulted directly from the gross negligence or willful misconduct of the Underwriter.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the third paragraph of the cover page and in the second paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sough thereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                                 SECTION 7
                               CONTRIBUTION

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute tothe aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the

Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                                 SECTION 8
                      REPRESENTATIONS, WARRANTIES AND
                      AGREEMENTS TO SURVIVE DELIVERY

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

                                 SECTION 9
                         TERMINATION OF AGREEMENT

     (a) TERMINATION; GENERAL. In addition to its rights to terminate this Agreement under Section 5(e) hereof, the Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq NMS, or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq NMS has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                                SECTION 10
                                  NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, attention of Corporate Finance Department, and notices to the Company shall be directed to it at 250 North American Court, Houma, Louisiana, 70363, attention of Chief Financial Officer. Notices given by telex or telephone shall be confirmed in writing.

                                SECTION 11
                                  PARTIES

     This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

                                SECTION 12
                          GOVERNING LAW AND TIME

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

                                SECTION 13
                            EFFECT OF HEADINGS

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                   Very truly yours,

                                   TRICO MARINE SERVICES, INC.

                                   By:       /s/ VICTOR M. PEREZ
                                      ------------------------------
                                      Name:  Victor M. Perez
                                      Title: Vice President, Chief
                                      Executive Officer, and Treasurer

CONFIRMED AND ACCEPTED, as of
the date first above written:

JOHNSON RICE & COMPANY L.L.C.

By:    /s/ GREGORY L. MINER
   ------------------------------
   Name:  Gregory L. Miner
   Title:     Partner